Exhibit 99.1

For Immediate Release

Minerva Neurosciences Announces $31 Million Financing

WALTHAM, Mass. – March 13, 2015 - Minerva Neurosciences, Inc. (Nasdaq:NERV) today announced that it will raise approximately $31 million of gross proceeds in a private placement offering to several institutional investors, including 6,281,661 shares of common stock and warrants to purchase up to 6,281,661 shares. The purchase price for the common stock will be $4.81 per share. The purchase price for the warrants will be $0.125 per share of common stock subject to such warrants. The warrants will have an exercise price of $5.772 per share. The private placement is expected to close on or about March 18, 2015 and is subject to the satisfaction of customary closing conditions.

The proceeds of the financing will be used to fund the clinical development of Minerva’s Central Nervous System (CNS) portfolio, including: MIN-101 for the treatment of schizophrenia; MIN-202 for the treatment of insomnia being developed under a collaboration with Janssen Research & Development, LLC; MIN-117 for the treatment of major depressive disorder (MDD); and MIN-301 for the treatment of Parkinson’s disease.

The securities being sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. Minerva has agreed to file a registration statement with the SEC covering the resale of the shares of common stock and the shares of common stock underlying the warrants issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Minerva Neurosciences

Minerva Neurosciences, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of a portfolio of product candidates to treat CNS diseases. Minerva is developing first-in-class proprietary compounds, including its lead program MIN-101 in development for the treatment of schizophrenia, MIN-202 in development for primary and comorbid insomnia, MIN-117 in development for the treatment of major depressive disorder and MIN-301 in development for the treatment of Parkinson’s disease. Minerva’s common stock is listed on the NASDAQ Global Market where it trades under the symbol “NERV”.

Forward-Looking Safe-Harbor Statement:

This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the benefits of and our ability to leverage the proceeds of the private placement and management’s ability to successfully achieve its goals. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including, without limitation, whether any of our other therapeutic products will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether any of our therapeutic products will be successfully marketed if approved; whether any of our therapeutic product discovery and development efforts will be successful; our ability to achieve the results contemplated by our co-development agreements; management’s ability to successfully achieve its goals; our ability to raise additional capital to fund our operations on terms acceptable to us; and general economic conditions. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the Securities and Exchange Commission on November 6, 2014. Copies of reports filed with the SEC are posted on our website at www.minervaneurosciences.com. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

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Media contact:

Bill Berry

Berry & Company Public Relations

212-253-8881

bberry@berrypr.com

Investor contact:

Renee Leck

Stern Investor Relations

212-362-1200

renee@sternir.com